UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2011

A5 LABORATORIES INC.
(Exact name of registrant as specified in its charter)

Nevada	333-138927	20-5277531
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

10300 Chemin de la Cote-De-Liesse Lachine, Quebec H8T 1A3
(Address of principal executive offices)

(514) 420-0333
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On February 23, 2011, A5 Laboratories Inc. (the “Company”) entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) with one accredited investor (the “Investor”), whereby the Company issued and sold, and the Investor purchased: (i) a Secured Convertible Promissory Note of the Company in the principal amount of $2,545,000.00 (the “Company Note”) and (ii) a Warrant to purchase common stock of the Company (the “Warrant”).

The principal amount of the Company Note is $2,545,000.00 (“Maturity Amount”) and the Company Note is due 48 months from the issuance date of February 23, 2011.  The Company Note has an interest rate of 6%.  The total amount funded (in cash and notes) at closing will be $2,285,000.00, representing the Maturity Amount less an original issue discount of approximately 9.63% and the payment of $15,000 to the Investor to cover its legal fees and expenses, with payment consisting of $285,000.00 advanced at closing and $2,000,000 in a series of ten secured convertible notes, each with an interest rates of 5%, each.

Beginning six months after closing, the Investor has the right to convert, subject to restrictions described in the Company Note, all or a portion of the outstanding amount of the Company Note that is eligible for conversion into shares of the Company’s common stock.  The number of common shares delivered to the Investor upon conversion will be calculated by dividing the amount of the Company Note that is being converted by the market price of the common stock, which is defined as 80% of the average of the volume weighted-average prices (VWAP) of the common stock for the three trading days with the lowest VWAPs during the 20 trading days prior to the conversion.

In connection with the transaction, the Investor received a warrant to purchase that number of shares equal to $800,000.00 divided by 80% of the average of the three lowest closing bid prices of the Company’s common stock during the 20 trading days immediately preceding February 23, 2011.  The exercise price of the warrant is the lesser of (i) eighty percent (80%) of the average of the closing bid price for the three trading days with the lowest closing bid price during the 20 trading days immediately prior to the exercise date; provided, however, that in the event the exercise price would at any time be equal to less than $0.05 per share of the Company’s common stock, the term “eighty percent (80%)” in the foregoing clause shall be replaced by “seventy percent (70%)”; or (ii) $1.00 per share of the Company’s common stock.

Each of the Company Note and the Warrant contain “blocker provisions” such that the Investor shall not be permitted to hold by virtue of payment of interest or principal under the Company Note or conversion of the Company Note or the exercise of the Warrant a number of shares of common stock exceeding 9.99% of the number of shares of the Company’s common stock outstanding on such date (the “9.99% Cap”).  The Company shall not be obligated and shall not issue to the Investor shares of its common stock which would exceed the 9.99% Cap, but only until such time as the 9.99% Cap would no longer be exceeded by any such receipt of shares of common stock by the Investor.

The Investor’s obligation to pay the balance of the purchase price of the Company Note is evidenced by 10 Secured Buyer Notes (“Buyer Notes”).  Each Buyer Note is in the principal amount of $200,000.  One of the Buyer Notes is secured by a trust deed (“Trust Deed”) encumbering a parcel of real estate with improvements in the State of Utah, which is owned by the Investor (the “Real Estate”).  The Company has received a first priority lien and security interest in the Real Estate by virtue of the Trust Deed to be recorded in the county office where the Real Estate is located.  The parties intend to secure the remaining Buyer Notes in the future with collateral that has a value equal to or in excess of the principal amount of such Buyer Note.  Each Buyer Note is due and payable on or before the earlier of (i) (49) months from February 23, 2011, or (ii) subject to certain conditions described in each Buyer Note, a date beginning on September 23, 2011 for the first Buyer Note, October 23, 2011 for the second Buyer Note and so forth on the 23rd of each subsequent month thereafter for each subsequent Buyer Note.

The Buyer Notes each contain standard events of default related to payment, certain covenants and bankruptcy events.  The Trust Deed (and lien of the Company on the Real Estate) will be released upon the first to occur of: (i) written notice from the Company that the full amount of the Buyer Notes has been repaid, or (ii) the date that is six months and three days following the date the Trust Deed is recorded (or such longer period as indicated in a written notice from the Investor) (the “Release Date”).  The termination of the Trust Deed may be delayed if the Buyer Notes are then in default.  The instruments needed to release the Trust Deed, specifically the Request for Reconveyance and the Deed of Reconveyance will be held in escrow by an appointed escrow agent, under the terms of the Escrow Agreement dated February 23, 2011, by and among the parties.

The Company Note, the Warrant, the Buyer Notes, the Escrow Agreement, the Trust Deed, the Request for Reconveyance, and the Company Security Agreement (the “Transaction Documents”) were each delivered pursuant to the terms of the Purchase Agreement.  The Purchase Agreement contains representations and warranties of the Company and the Investor that are customary for transactions of this kind.  The Purchase Agreement contains certain penalties and damages in the event the Investor is unable to sell shares of the Company’s common stock under Rule 144 because the Company is not current in regards to its required reports under the Securities Exchange Act of 1934, as amended, or if the Company fails to timely deliver (generally within five business days) any shares of common stock issuable to the Investor upon conversion of the Company Note or exercise of the Warrant.

In connection with the transaction, MidSouth Capital Inc., an investment banking firm (“MidSouth”), acted as the Company’s placement agent.  The Company paid a cash placement fee to MidSouth equal to eight percent (8%) of the amount funded by the Investor and warrants to purchase shares of the Company’s common stock equal to eight percent (8%) of the value of the amount funded by the Investor.

The issuance of the Warrant and the Company Note were made pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the Investor was an accredited investor, the Investor took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

The foregoing is only a summary of the terms of the transaction between the Company and the Investor.  You are urged to read each of the Company Note, the Warrant, the Buyer Notes, the Escrow Agreement, the Trust Deed, the Deed of Reconveyance, the Request for Reconveyance, the Company Security Agreement, and the Purchase Agreement, which are each attached as an Exhibit to this Current Report and incorporated by reference herein.

Item 2.03                      Creation of a Direct Financial Obligation of the Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 3.02                      Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	$2,545,000.00 Secured Convertible Note, dated February 23, 2011

4.2	Common Stock Purchase Warrant, dated February 23, 2011

10.1	Note and Warrant Purchase Agreement, dated February 23, 2011

10.2	Form of Buyer Note (secured by Trust Deed)

10.3	Form of Buyer Note (not secured by Trust Deed)

10.4	Form of Deed of Trust

10.5	Escrow Agreement, dated February 23, 2011

10.6	Form of Deed of Reconveyance

10.7	Form of Reconveyance Request

10.8	Security Agreement, dated February 23, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2011
A5 LABORATORIES INC.

/s/ Richard Azani
Richard Azani
Chief Executive Officer